EXHIBIT (g)(2)(i)



                         AMENDMENT TO CUSTODIAN CONTRACT


            This Amendment to Custodian Contract is made as of July 2, 2001 by and between THE MAINSTAY FUNDS (the "Fund") and STATE STREET BANK AND TRUST COMPANY (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

            WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of March 24, 1986 (as amended, modified or supplemented and in effect from time to time, the "Contract");

            WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

            WHEREAS, the Fund has made eight of its series, namely Mainstay Capital Appreciation Fund, Mainstay Convertible Fund, Mainstay Government Fund, Mainstay High Yield Corporate Bond Fund, Mainstay Money Market Fund, Mainstay Tax Free Bond Fund, Mainstay Total Return Fund, and Mainstay Value Fund, subject to the Contract since the effective date that the Custodian commenced providing custodial services for each such series (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio" and collectively, as the "Portfolios");

            WHEREAS, the Fund and the Custodian entered into an Amendment to Custodian Contract dated as of June 23,1998 (the "1998 Amendment") to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act") and amend and restate certain other provisions of the Contract relating to the custody of assets of the Portfolios held outside the United States; and

            WHEREAS, the Fund and the Custodian desire to further amend the Contract to reflect further revisions to Rule 17f-5, the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the 1940 Act and certain other provisions of the Contract relating to the custody of assets of the Portfolios held outside the United States.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

XVI. Article 3 and Article 4 of the Contract (as each is more particularly set forth in the 1988 Amendment) are hereby deleted and replaced in their entirety by Article 3 and Article 4, respectively, set forth below.

XVII. Provisions Relating to Rules 17f-5 and 17f-7

         A. DEFINITIONS. Capitalized terms in this Agreement shall have the following meanings:

            "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign. Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

            "Eligible Foreign Custodian" has the meaning set forth in section
(a)(l) of Rule 17f-5 and shall also mean a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

            "Eligible Securities Depository" has the meaning set forth in section (b)(l) of Rule 17f-7.

            "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

            "Foreign Custody Manager" has the meaning set forth in section
(a)(3) of Rule 17f-5.

         B. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         1. DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         2. COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

            Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment I by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

            The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3. SCOPE OF DELEGATED RESPONSIBILITIES:

         a. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l).

         b. CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         c. MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an .Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor(i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody

Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         4. GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board (or at the Board's delegation(s), each Portfolio's duly-authorized investment manager or investment adviser) shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         5. REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

         6. STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets.

         7. REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         8. EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

         C. ELIGIBLE SECURITIES DEPOSITORIES.

         1. ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto (as such Schedule B may be amended by the Custodian from time to time) in accordance with section (a)( l)(i)(A) of Rule 17f-7, (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)( l)(i)(B) of Rule 17f-7 and

(c) notify the Fund if a foreign securities depository no longer meets the definition of Eligible Securities Depository as set forth in Rule 17f-7(b)(l).

         2. STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

XVIII. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

         A. DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

            "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

            "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

         B. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         C. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

         D. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in- a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         a. Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (J3) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         b. In connection with any repurchase agreement related to foreign securities;

         c. To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         d. To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         e. To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         f. To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         g. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         h. In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         i. For delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         j. In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         k. In connection with the lending of foreign securities; and

         l. For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be -delivered and naming the person or persons to whom delivery of such securities shall be made.

         2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         a. Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (E3) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         b. In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         c. For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         d. For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         e. In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         f. For payment of part or all of the dividends received in respect of securities sold short;

         g. In connection with the borrowing or lending of foreign securities;
and

         h. For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary,. settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the-Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

         E. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such

Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

         F. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

         G. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. H. SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The
 .Fund acknowledges that local conditions, including lack of regulation, ,onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

         I. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

         J. LIABILITY OF FOREIGN SUB-CUSTODIANS.

            Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

         K. TAX LAW.

            The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

         L. LIABILITY OF CUSTODIAN.

            Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

            The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE


      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                        STATE STREET BANK AND TRUST COMPANY



/s/ Stephanie L. Poster
------------------------------
Stephanie L. Poster                  By:   /s/ Joseph L. Hooley
                                        ----------------------------------------
Vice President                       Joseph L. Hooley, Executive Vice President


WITNESSED BY:                        THE MAINSTAY FUNDS



/s/ Jill R. Whitelaw
------------------------------
Jill R. Whitelaw                     By:   /s/ Stephen C. Roussin
Assistant Secretary                     ----------------------------------------
                                     Stephen C. Roussin
                                     President and Chief Executive Officer

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                        SUBCUSTODIAN
Argentina                      Citibank, N.A.

Australia                      Westpac Banking Corporation

Austria                        Erste Bank der Osterreichischen
                               Sparkassen AG

Bahrain                        HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Bangladesh                     Standard Chartered Bank

Belgium                        Fortis Bank nv-sa

Bermuda                        The Bank of Bermuda Limited

Bolivia                        Citibank, N. A.

Botswana                       Barclays Bank of Botswana Limited

Brazil                         Citibank, N.A.

Bulgaria                       ING Bank N.V.

Canada                         State Street Trust Company Canada

Chile                          BankBoston, N.A.

People's Republic              The Hongkong and Shanghai
of China                       Banking Corporation Limited,
                               Shanghai and Shenzhen branches

Colombia                       Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                     Banco BCT S.A.

Croatia                        Privredna Banka Zagreb d.d

Cyprus                         The Cyprus Popular Bank Ltd.

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                        SUBCUSTODIAN
Czech Republic                 Ceskoslovenska Obchodni
                               Banka, A.S.

Denmark                        Danske Bank A/S

Ecuador                        Citibank, N.A.

Egypt                          Egyptian British Bank S.A.E.
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Estonia                        Hansabank

Finland                        Merita Bank Plc.

France                         BNP Paribas, S.A.

Germany                        Dresdner Bank AG

Ghana                          Barclays Bank of Ghana Limited

Greece                         National Bank of Greece S.A.

Hong Kong                      Standard Chartered Bank

Hungary                        Citibank Rt.

Iceland                        Icebank Ltd.

India                          Deutsche Bank AG

                               The Hongkong and Shanghai
                               Banking Corporation Limited

Indonesia                      Standard Chartered Bank

Ireland                        Bank of Ireland

Israel                         Bank Hapoalim B.M.

Italy                          BNP Paribas, Italian Branch

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                        SUBCUSTODIAN
Ivory Coast                    Societe Generale de Banques
                               en Cote d'Ivoire

Jamaica                        Scotiabank Jamaica Trust and Merchant
                               Bank Ltd.

Japan                          The Fuji Bank, Limited

                               The Sumitomo Bank. Limited

Jordan                         HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Kazakhstan                     HSBC Bank Kazakhstan

Kenya                          Barclays Bank of Kenya Limited

Republic of Korea              The Hongkong and Shanghai Banking Corporation
                               Limited

Latvia                         A/s Hansadanka

Lebanon                        HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Lithuania                      Vilniaus Bankas AB

Malaysia                       Standard Chartered Bank Malaysia Berhad

Mauritius                      The Hongkong and Shanghai
                               Banking Corporation Limited

Mexico                         Citibank Mexico, S.A.

Morocco                        Banque Commerciale du Maroc

Namibia                        Standard Bank Namibia Limited

Netherlands                    Fortis Bank (Nederland) N.V.

New Zealand                    ANZ Banking Group (New Zealand) Limited

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                        SUBCUSTODIAN
Nigeria                        Stanbic Merchant Bank Nigeria Limited

Norway                         Christiania Bank og Kreditkasse ASA

Oman                           HSBC Bank Middle East
                               (as delegate of The Hongkong and

                               Shanghai Banking Corporation Limited)

Pakistan                       Deutsche Bank AG

Palestine                      HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Panama                         BankBoston, N.A

Peru                           Citibank, N.A.

Philippines                    Standard Chartered Bank

Poland                         Bank Handlowy w Warszawie S.A.

Portugal                       Banco Comercial Portugues

Qatar                          HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Romania                        ING Bank N.V.

Russia                         Credit Suisse First Boston AO - Moscow
                               (as delegate of Credit Suisse
                               First Boston - Zurich)

Singapore                      The Development Bank of Singapore Limited

Slovak Republic                Ceskoslovenski Obchodni Banka, A.S.

Slovenia                       Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                   Standard Bank of South Africa Limited

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                        SUBCUSTODIAN
Spain                          Banco Santander Central Hispano S.A.

Sri Lanka                      The Hongkong and Shanghai
                               Banking Corporation Limited

Swaziland                      Standard Bank Swaziland Limited

Sweden                         Skandinaviska Enskilda Banken

Switzerland                    UBS AG

Taiwan - R.O.C                 Central Trust of China

Thailand Standard              Chartered Bank

Trinidad & Tobago              Republic Bank Limited

Tunisia                        Banque Internationale Arabe de Tunisie

Turkey                         Citibank, N.A.

Ukraine                        ING Bank Ukraine

United Kingdom                 State Street Bank and Trust Company, London
                               Branch

Uruguay                        BankBoston, N.A.

Venezuela                      Citibank, N.A.

Vietnam                        The Hongkong and Shanghai
                               Banking Corporation Limited

Zambia                         Barclays Bank of Zambia Limited

Zimbabwe                       Barclays Bank of Zimbabwe Limited

COUNTRY                        DEPOSITORIES
Argentina                      Caja de Valores S.A.

Australia                      Austraclear Limited

                               Reserve Bank Information and
                               Transfer System

Austria                        Oesterreichische Kontrollbank AG
                               (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                               Banque Nationale de Belgique

Brazil                         Companhia Brasileira de Liquidacao e Custodia

                               Sistema Especial de Liquidacao e de Custodia
                               (SELIC)

                               Central de Custodia e de Liquidacao Financeira de
                               Titulos Privados (CETIP)

Bulgaria                       Central Depository AD

                               Bulgarian National Bank

Canada                         Canadian Depository for Securities Limited

Chile                          Deposito Central de Valores S.A.

People's Republic of China     Shanghai Securities Central Clearing &
                               Registration Corporation

                               Shenzhen Securities Central Clearing Co., Ltd.
Colombia                       Deposito Centralizado de Valores

Costa Rica                     Central de Valores S.A.

LAW OFFICES OF DECHERT PRICE & RHOADS
--------------------------------------------------------------------------------
 - TEL: . - FAX: . - WWW.DECHERT.COM

COUNTRY                        DEPOSITORIES
Croatia                        Ministry of Finance

                               National Bank of Croatia

                               Sredisnja Depozitama Agencija d.d.

Czech Republic                 Stredisko cennych papiru

                               Czech National Bank

Denmark                        Vaedipapircentralen (Danish Securities Center)

Egypt                          Misr for Clearing, Settlement, and Depository

Estonia                        Eesti Vaartpaberite Keskdepositoorium

Finland                        Finnish Central Securities Depository

France                         Euroclear France

Germany                        Clearstream Banking AG, Frankfurt

Greece                         Bank of Greece,

                               System for Monitoring Transactions in

                               Securities in Book-Entry Form

                               Apothetirion Titlon AE - Central Securities
                               Depository

Hong Kong                      Central Clearing and Settlement System

                               Central Moneymarkets Unit

Hungary                        Kozponti Elszamolohaz es Ertektar

                               (Budapest) Rt. (KELER)

India                          National Securities Depository Limited

                               Central Depository Services India Limited

                               Reserve Bank of India

COUNTRY                        DEPOSITORIES
Indonesia                      Bank Indonesia

                               PT Kustodian Sentral Efek Indonesia

Israel                         Tel Aviv Stock Exchange Clearing
                               House Ltd. (TASE Clearinghouse)

Italy                          Monte Titoli S.p.A.

Ivory Coast                    Depositaire Central - Banque de Reglement

Jamaica                        Jamaica Central Securities Depository

Japan                          Japan Securities Depository Center (JASDEC)
                               Bank of Japan Net System

Kazakhstan                     Central Depository of Securities

Kenya                          Central Bank of Kenya

Republic of Korea              Korea Securities Depository

Latvia                         Latvian Central Depository

Lebanon                        Custodian and Clearing Center of
                               Financial Instruments for Lebanon
                               and the Middle East (Midclear) S.A.L.

                               Banque du Liban

Lithuania                      Central Securities Depository of Lithuania

Malaysia                       Malaysian Central Depository Sdn. Bhd.

                               Bank Negara Malaysia,
                               Scripless Securities Trading and Safekeeping
                               System

Mauritius                      Central Depository and Settlement Co. Ltd.

                               Bank of Mauritius

COUNTRY                        DEPOSITORIES
Mexico                         S.D. INDEVAL
                               (Instituto para el Deposito de Valores)

Morocco                        Maroclear

Netherlands                    Nederlands Centraal Instituut voor
                               Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                    New Zealand Central Securities
                               Depository Limited

Nigeria                        Central Securities Clearing System Limited

Norway                         Verdipapirsentralen (Norwegian Central
                               Securities Depository)

Oman                           Muscat Depository & Securities
                               Registration Company, SAOC

Pakistan                       Central Depository Company of Pakistan Limited

                               State Bank of Pakistan

Palestine                      Clearing Depository and Settlement, a department
                               of the Palestine Stock Exchange

Peru                           Caja de Valores y Liquidaciones, Institucion de
                               Compensacion y Liquidacion de Valores S.A

Philippines                    Philippine Central Depository, Inc.

                               Registry of Scripless Securities
                               (ROSS) of the Bureau of Treasury

Poland                         National Depository of Securities
                               (Krajowy Depozyt Papierow Wartoscowych SA)

                               Central Treasury Bills Registrar

Portugal                       Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

COUNTRY                        DEPOSITORIES
Romania                        National Securities Clearing, Settlement and
                               Depository Company

                               Bucharest Stock Exchange Registry Division

                               National Bank of Romania

Singapore                      Central Depository (Pte) Limited

                               Monetary Authority of Singapore

Slovak Republic                Stredisko cennych papierov

                               National Bank of Slovakia

Slovenia                       Klirinsko Depotna Druzba d.d.

South Africa                   Central Depository Limited

                               Share Transactions Totally Electronic
                               (STRATE) Ltd.

Spain                          Servicio de Compensacion y
                               Liquidacion de Valores, S.A.

                               Banco de Espaiia, Central de Anotaciones en
                               Cuenta

Sri Lanka                      Central Depository System (Pvt) Limited

Sweden                         Vardepapperscentralen VPC AB
                               (Swedish Central Securities Depository)

Switzerland                    SegaIntersettle AG (SIS)

Taiwan - R.O.C.                Taiwan Securities Central Depository Co.; Ltd.

Thailand                       Thailand Securities Depository Company Limited

Tunisia                        Societe Tunisienne Interprofessionelle pour la
                               Compensation et de Depots des Valeurs Mobilieres

Turkey                         Takas ve Saklama Bankasi A.S. (TAKASBANK)

                               Central Bank of Turkey

COUNTRY                        DEPOSITORIES
Ukraine                        National Bank of Ukraine

United Kingdom                 Central Gifts Office and
                               Central Moneymarkets Office

Venezuela                      Banco Central de Venezuela

Zambia                         LuSE Central Shares Depository Limited

                               Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG

PUBLICATION/TYPE OF INFORMATION                   BRIEF DESCRIPTION
(SCHEDULED FREQUENCY)
The Guide to Custody in World Markets             An overview of settlement and safekeeping procedures, custody
(hardcopy annually and regular website            practices and foreign investor considerations for the markets in
updates)                                          which State Street offers custodial services.

Global Custody Network Review                     Information relating to Foreign Sub-Custodians in State Street's
(annually)                                        Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5.
                                                  The Review also gives insight into State Street's market
                                                  expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the
                                                  financial condition and performance of our Foreign
                                                  Sub-Custodian banks.

Securities Depository Review                      Custody risk analyses of the Foreign Securities Depositories
(annually)                                        presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its
                                                  U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                               With respect to each market in which State Street offers custodial
(annually)                                        services, opinions relating to whether local law restricts
                                                  (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities
                                                  System, (ii) a fund's ability to recover in the event of
                                                  bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign
                                                  Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                                                  Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                           Copies of the contracts that State Street has entered into with
(annually)                                        each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin                            Information on changing settlement and custody conditions in
(daily or as necessary)                           markets where State Street offers custodial services.  Includes changes in market and tax regulations, depository
                                                  developments, dematerialization information, as well as other market changes that may impact State Street's clients.

PUBLICATION/TYPE OF INFORMATION                   BRIEF DESCRIPTION
(SCHEDULED FREQUENCY)
Foreign Custody Advisories                        For those markets where State Street offers custodial services
(as necessary)                                    that exhibit special risks or infrastructures impacting custody,
                                                  State Street issues market advisories to highlight those
                                                  unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                           Informational letters and accompanying materials confirming State
(presently on a quarterly basis or as otherwise   Street's foreign custody arrangements, including a summary of
necessary)                                        material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with
                                                  maintaining assets with Foreign Securities Depositories.